UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On June 14, 2011, ACCO Brands Corporation (the “Company”) announced that it had sold its GBC – Fordigraph Pty Ltd subsidiary based in Sydney, Australia (“GBC-Fordigraph”) to Neopost Holdings Pty Limited (“Neopost Holdings”).  A copy of the press release announcing the Company’s sale of GBC-Fordigraph is furnished herewith as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and the press release furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, unless specifically incorporated by reference therein. This report will not be deemed a determination or an admission as to the materiality of any information in this Item 7.01, including the press release furnished herewith, that is required to be disclosed solely by Regulation FD. The information herein and in the press release furnished herewith may be accurate only as of the date hereof and is subject to change. The Company does not assume any obligation to update the information contained herein.

Section 8—Other Events

Item 8.01.	Other Events.

In connection with the sale of GBC-Fordigraph, on May 25, 2011 the Company entered into a Share Sale Agreement with GBC Australia Pty Ltd., Neopost Holdings and Neopost S.A. pursuant to which the Company agreed to sell to Neopost Holdings all issued share capital held by the Company in GBC-Fordigraph for a purchase price of approximately US$56.6 million, subject to certain working capital and income tax adjustments.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits Exhibit 99.1—Press release of the Company dated June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: June 14, 2011	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit
99.1	Press release of the Company dated June 14, 2011